Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-45422, 333-53814, 333-55130, 333-66250, 333-82488, 333-104377, 333-116964, 333-127013 and 333-141654) pertaining to the employee stock option plans of RADVISION Ltd. of our report dated May 14, 2007, with respect to the consolidated financial statements and schedule of RADVISION Ltd. included in this Annual Report on Form 20-F for the year ended December 31, 2006.

/s/ Kost Forer Gabbay and Kasierer —————————————— Kost Forer Gabbay & Kasierer A Member of Ernst & Young Global

Tel-Aviv, Israel
June 3, 2007